Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our Auditors’ Report, dated October 30, 2026 on the consolidated financial statements of Mobile-health Network Solutions and Its Subsidiaries in this Annual Report on Form 20-F for the year ended June 30, 2026.

/s/ JWF Assurance PAC

JWF Assurance PAC

Singapore

October 30, 2026

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